Exhibit 99.1

Concur Exceeds Revenue and Earnings Expectations for Third Quarter of Fiscal 2012

Company reports 26.5% increase in year-over-year revenue driven by strong customer growth

REDMOND, Wash., Aug. 1, 2012 — Concur (Nasdaq: CNQR) today reported financial results for its third fiscal quarter ended June 30, 2012.

Concur reported total revenue for the third quarter of fiscal 2012 of $113.2 million, up more than 26% from the year-ago quarter and up more than 4% from the prior quarter. Fiscal 2012 third quarter non-GAAP pre-tax income was $19.2 million, or $0.34 per share.

“The third quarter of fiscal 2012 was a very strong quarter, as revenue, non-GAAP operating margin, non-GAAP earnings, and cash flow came in well ahead of our expectations,” said Steve Singh, chairman and CEO of Concur. “Our core business continues to perform ahead of our expectations across all geographies and channels. Led specifically by exceptionally strong performance within the SMB market segment, we signed a total of more than 1,000 new customers in the third quarter. We were also selected by the U.S. GSA to power their $1.4 billion ETS2 program.”

Singh continued, “With the launch of Concur Open Booking and the enthusiastic embrace of the Concur T&E Cloud from a broad range of leading providers – including Avis, Starwood and TangoCard to name just a few – we continue to drive and enable the innovation curve in our industry. Looking ahead, given our revenue outperformance for the first three quarters of the fiscal year, we are raising our non-GAAP operating margin, earnings, and free cash flow expectations for the full fiscal year. Given the strength of new customer growth, we expect to exit calendar 2012 with an estimated $500 million annual revenue run-rate. We are pleased with the progress we are making against our investment objectives. We plan to double our distribution capacity as we continue to build upon our leading position within the industry. These investments will help us continue to drive strong revenue growth in the years ahead.”

Financial Highlights

•	Total revenue was $113.2 million for the third quarter of fiscal 2012, up more than 26% compared to the year-ago quarter, and up more than 4% sequentially.

•

Non-GAAP pre-tax income was $19.2 million, or $0.34 per share, for the third quarter of fiscal 2012, compared to $16.0 million, or $0.29 per share, for the year-ago quarter. Please refer to “About Concur’s Non-GAAP Financial Measures” below for an explanation of our non-GAAP financial measures used in this press release.

•	Non-GAAP operating margin was 18.9% for the third quarter of fiscal 2012, compared to 19.8% for the year-ago quarter.

•	GAAP cash flows from operations were ahead of our expectations at $25.1 million for the third quarter of fiscal 2012.

•	GAAP net income was $6.9 million, or $0.12 per share, for the third quarter of fiscal 2012, compared to GAAP net income of $2.3 million, or $0.04 per share, for the year-ago quarter.

Recent Business Highlights

•

Concur announced that its integrated travel and expense management solution has been selected to power the U.S. General Services Administration (GSA) program for managing online bookings, travel authorizations and voucher processing.

•	The Concur® T&E Cloud, Concur® Open Booking and Concur® Big Data are all cornerstones of innovation driving The Perfect Trip™. Recent highlights supporting this traveler-centric vision include:

The Perfect Trip

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Marquee hotel and car rental companies – including Avis Budget Car Rental, Best Western International, Choice Hotels International, Inc., The Hertz Corporation, InterContinental Hotels Group, La Quinta Inns & Suites, Marriott International and Starwood Hotels & Resorts Worldwide, Inc. – announced support for Concur Open Booking.

•	Concur announced an agreement that will enable business travelers to purchase Gogo in-flight Internet sessions within the travel booking experience delivered through the Concur T&E Cloud.

•

TripIt Itinerator™ email parsing technology is now included inside Concur’s solutions, so that travelers and arrangers using Concur Travel can build a single consolidated itinerary combining traditional GDS and direct connect bookings with travel booked outside of Concur.

•

Travelers now have an easier way to find nearby restaurants or shops, upload photos, make changes to their itineraries from anywhere, and even access past trips on-the-go with the latest updates to TripIt for iPhone and iPad.

•	Employees can see their colleagues’ detailed itineraries and sync their own calendar with the office travel calendar now available in TripIt for Business.

The Concur T&E Cloud

•

Concur Open Booking – the corporate travel option that enables business travelers to book hotels and rental cars outside Concur Travel while still capturing and providing complete visibility into travel transaction and itinerary data – made its debut at the GBTA 2012 Convention in Boston. In conjunction with this initiative, and in support of the Open Travel Alliance hotel specification which is being driven by a broad coalition of Concur clients representing billions of dollars in travel spend, Concur also released an API that will enable suppliers to make their content available directly to Concur clients.

•	Cleartrip, India’s leading online travel portal, announced its intention to make its market-leading Indian hotel content available to Concur clients directly through Concur Travel.

•	Travelers in Germany can now compare air and rail pricing side-by-side, while still completing their purchase on the familiar Deutsche Bahn website.

Concur Big Data

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Leveraging transaction data from over 18 million travelers, Concur and TripIt provide personalized hotel recommendations based on the traveler’s past trips and preferences in accordance with their company’s travel policy.

•	Concur announced the addition of invoice management to its mid-market suite of solutions.

•	Concur announced that the Concur Small Business edition now brings more ease to expense reporting with a new dashboard-like homepage and time-saving tips.

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Gartner, Inc. has ranked Concur as the largest SaaS provider within the ERP market based on total software revenue for 2011. Additionally, Gartner, Inc. has ranked Concur as one of the top ten market share leaders in ERP Software Worldwide based on total software revenue for 2011 (Gartner, Inc., Market Share Analysis: ERP Software, Worldwide 2011, Chris Pang, April 24, 2012).

Business Outlook

The following statements are based on our current expectations and we do not undertake any duty to update them. These statements are forward-looking and inherently uncertain. Actual results may differ materially as a result of the factors identified below, the factors identified in our public filings made with the Securities and Exchange Commission, or other factors. Please also refer to “About Concur’s Non-GAAP Financial Measures” below for an explanation of our non-GAAP financial measures and a reconciliation of those measures to GAAP equivalents.

•	Concur expects revenue for the fourth quarter of fiscal 2012 to grow approximately 24% year-over-year from the fourth quarter of fiscal 2011.

•	Concur is maintaining expectations for fiscal 2012 revenue growth of approximately 26% year-over-year from fiscal 2011.

•	Concur now expects fiscal 2012 non-GAAP operating margin to be 19%, up from 18.5%, for the year as a whole.

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For the fourth quarter of fiscal 2012, Concur expects non-GAAP pre-tax income per share to be $0.38. Non-GAAP pre-tax income excludes the effects of non-cash related items such as stock-based compensation expenses, amortization of intangible assets, and the accretion of the discount on our senior convertible notes. It also excludes the non-cash accounting implications and cash fees and expenses of acquisitions and other related strategic activity in which the Company may deploy capital.

•	Concur raises expectations for fiscal 2012 non-GAAP pre-tax income per share to $1.37.

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Concur raises expectations for cash flows from operations in fiscal 2012 to be at least $88 million, excluding one-time acquisition and other related costs. The company expects capital expenditures to be between $36 million and $38 million.

All company or product names are trademarks and/or registered trademarks of their respective owners.

This press release contains forward-looking statements that are inherently uncertain. These forward-looking statements, such as the statements made by Mr. Singh, are based on Concur’s current expectations and involve many risks and uncertainties that could cause actual results to differ materially from current expectations. Factors that could cause or contribute to actual results differing from current expectations include, but are not limited to: potential difficulties in connection with recent business and asset acquisitions, including achievement of the anticipated benefits of these acquisitions or the broader integration of such businesses with Concur; adverse economic or market conditions, which may cause customers and prospects to delay or reduce purchases of our products and services, cause customers to reduce business travel and correspondingly reduce the use of our products and services, reduce the ability of customers, channel partners, vendors and suppliers to fulfill their obligations to us, increase volatility of our stock price and foreign exchange rates, and otherwise adversely affect our operations and financial performance; potential delays in market adoption and penetration of our subscription service offerings; potential difficulties associated with our deployment and support of our products and services; our ability to manage expected growth of our subscription service offerings; the scalability and security of the hosting infrastructure for our subscription service offerings; risks associated with the privacy and protection of information while in our possession; potential increases in the rate of attrition of customers of our subscription service offerings; the level of investment in information technology by our customers; the level of business travel that may reduce the use of our products and services or inhibit new sales of our products and services; potential difficulties associated with strategic relationships and with development of new products and services; risks or difficulties associated with expansion into new geographic markets; uncertain market acceptance of recently-introduced or future products and services; and risks associated with our financing activities.

Please refer to the company’s public filings made with the Securities and Exchange Commission at www.sec.gov for additional and more detailed information on risk factors that could cause actual results to differ materially from current expectations. Concur assumes no obligation to update the forward-looking information contained in this press release.

Concur Technologies, Inc.

Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2012	2011	2012	2011
Revenue	$113,167	$89,469	$321,945	$254,333
Expenses:
Cost of operations	32,033	25,651	91,288	71,333
Sales and marketing	45,217	36,694	127,440	102,475
Systems development and programming	11,713	8,352	31,460	25,582
General and administrative	18,767	11,579	50,511	38,176
Revaluation of contingent consideration	(3,281)	2,675	(6,858)	1,410
Amortization of intangible assets	5,177	2,723	13,776	6,862

Total expenses	109,626	87,674	307,617	245,838

Operating income	3,541	1,795	14,328	8,495
Other income (expense):
Interest income	516	443	1,528	1,748
Interest expense	(4,859)	(4,654)	(14,421)	(13,819)
Loss from equity investments	(982)	(210)	(2,048)	(217)
Other, net	(600)	(75)	(1,023)	(313)

Total other expense	(5,925)	(4,496)	(15,964)	(12,601)

Loss before income tax	(2,384)	(2,701)	(1,636)	(4,106)
Income tax benefit	(9,148)	(4,928)	(2,490)	(7,322)

Consolidated net income	6,764	2,227	854	3,216

Less: Loss attributable to noncontrolling interest	142	39	346	72

Net income attributable to Concur	$6,906	$2,266	$1,200	$3,288

Net income per share attributable to Concur common stockholders:
Basic	$0.13	$0.04	$0.02	$0.06
Diluted	$0.12	$0.04	$0.02	$0.06
Weighted average shares used in computing net income per share:
Basic	54,778	53,936	54,465	53,278
Diluted	57,500	55,758	56,631	55,354

Concur Technologies, Inc.

Consolidated Balance Sheets

(In thousands, except per share amounts)

(Unaudited)

	June 30, 2012	September 30, 2011
Assets
Current assets:
Cash and cash equivalents	$237,816	$370,157
Short-term investments	243,421	185,392
Restricted cash	—	852
Accounts receivable, net of allowance of $1,662 and $1,307	84,808	66,963
Deferred tax assets	9,515	9,831
Deferred costs and other assets	44,919	32,865

Total current assets	620,479	666,060
Non-current assets:
Property and equipment, net	53,201	45,975
Investments	61,380	51,426
Deferred costs and other assets	38,894	35,049
Intangible assets, net	109,861	55,179
Deferred tax assets	27,181	22,970
Goodwill	279,370	279,192

Total assets	$1,190,366	$1,155,851

Liabilities and equity
Current liabilities:
Accounts payable	$10,318	$8,906
Customer funding liabilities	29,269	38,563
Accrued compensation	23,133	25,706
Acquisition-related liabilities	4,331	3,968
Other accrued expenses and liabilities	26,680	23,546
Deferred revenues	67,223	55,888

Total current liabilities	160,954	156,577
Non-current liabilities:
Senior convertible notes, net	248,491	239,461
Deferred rent and other long-term liabilities	321	744
Deferred revenues	15,976	16,381
Acquisition-related contingent consideration	23,440	33,490
Tax liabilities	9,473	9,367

Total liabilities	458,655	456,020

Equity:
Concur stockholders’ equity:
Common stock, $0.001 par value per share	55	54
Authorized shares: 195,000
Shares issued and outstanding: 54,812 and 54,065
Additional paid-in capital	845,325	811,888
Accumulated deficit	(109,079)	(110,279)
Accumulated other comprehensive loss	(5,378)	(3,008)

Total Concur stockholders’ equity	730,923	698,655

Noncontrolling interest	788	1,176

Total equity	731,711	699,831

Total liabilities and equity	$1,190,366	$1,155,851

Concur Technologies, Inc

Consolidated Statements of Cash Flow

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2012	2011	2012	2011
Operating activities:
Consolidated net income	$6,764	$2,227	$854	$3,216
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Amortization of intangible assets	5,177	2,723	13,776	6,862
Depreciation and amortization of property and equipment	5,981	5,049	17,020	14,855
Accretion of discount and issuance costs on notes	3,062	2,857	9,030	8,425
Provision for (recovery of) doubtful accounts	129	(141)	355	(571)
Share-based compensation	17,528	6,151	39,074	24,854
Revaluation of contingent consideration	(3,281)	2,675	(6,858)	1,410
Deferred income taxes	(10,289)	(5,013)	(3,568)	(7,358)
Excess tax benefits from share-based compensation	(191)	(56)	(364)	(201)
Loss from equity method investments	982	210	2,048	217
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(3,291)	(3,319)	(18,664)	(10,505)
Deferred costs and other assets	(3,194)	(3,539)	(6,105)	(6,837)
Accounts payable	(1,147)	7	(31)	(708)
Accrued liabilities	3,033	3,855	(1,325)	2,649
Deferred revenues	3,848	2,658	11,339	6,955

Net cash provided by operating activities	25,111	16,344	56,581	43,263

Investing activities:
Purchases of investments	(144,102)	(113,403)	(442,124)	(335,253)
Maturities of investments	159,479	118,088	384,238	460,028
Increase (decrease) in customer funding liabilities, net of changes in restricted cash	(897)	1,830	(8,461)	(2,828)
Investment in and loans to unconsolidated affiliates	(12,002)	(999)	(18,866)	(43,271)
Acquisition funds held at trust	—	(19,471)	—	(19,471)
Capital expenditures	(7,166)	(8,241)	(22,595)	(20,937)
Payments for acquisitions, net of cash acquired	(806)	(89)	(68,266)	(24,197)
Payment of contingent consideration related to Etap Acquisition	—	—	(5,275)	—

Net cash provided by (used in) investing activities	(5,494)	(22,285)	(181,349)	14,071

Financing activities:
Investment in consolidated joint venture by noncontrolling interest	—	—	—	1,152
Payments on repurchase of common stock	(76)	—	(1,451)	—
Net proceeds from share-based equity award activity	393	267	2,064	1,631
Proceeds from employee stock purchase plan activity	557	456	1,717	1,374
Minimum tax withholding on restricted stock awards	—	(13)	(9,718)	(11,094)
Excess tax benefits from share-based compensation	191	56	364	201
Repayments on capital leases	—	—	—	(199)

Net cash provided by (used in) financing activities	1,065	766	(7,024)	(6,935)

Effect of foreign currency exchange rate changes on cash and cash equivalents	(266)	250	(549)	698

Net increase (decrease) in cash and cash equivalents	20,416	(4,925)	(132,341)	51,097
Cash and cash equivalents at beginning of period	217,400	385,120	370,157	329,098

Cash and cash equivalents at end of period	$237,816	$380,195	$237,816	$380,195

Concur Technologies, Inc.

Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures

(in thousands, except per share and margin data)

(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2012	2011	2012	2011
Operating income:
Operating income	$3,541	$1,795	$14,328	$8,495
Income from operations as a % of total revenue (operating margin)	3%	2%	4%	3%
Add back:
Share-based compensation	17,528	6,151	39,074	24,854
Amortization of intangibles	5,177	2,723	13,776	6,862
Acquisition and other related costs	289	968	882	3,681
Revaluation of contingent consideration	(3,281)	2,675	(6,858)	1,410
Contingent consideration (included in compensation expense)	(2,025)	3,356	112	5,302
Noncontrolling interest joint venture	142	39	346	72

Non-GAAP operating income	$21,371	$17,707	$61,660	$50,676

Non-GAAP operating income as a % of total revenue (Non-GAAP operating margin)	18.9%	19.8%	19.2%	19.9%
Net income attributable to Concur:
Net income attributable to Concur	$6,906	$2,266	$1,200	$3,288
Add back:
Share-based compensation	17,528	6,151	39,074	24,854
Amortization of intangibles	5,177	2,723	13,776	6,862
Acquisition and other related costs	289	968	882	3,681
Revaluation of contingent consideration	(3,281)	2,675	(6,858)	1,410
Contingent consideration (included in compensation expense)	(2,025)	3,356	112	5,302
Loss from equity investments	982	210	2,048	217
Accretion of note discount	2,744	2,553	8,086	7,522
Income tax benefit	(9,148)	(4,928)	(2,490)	(7,322)

Non-GAAP pretax income attributable to Concur	$19,172	$15,974	$55,830	$45,814

Diluted net income per share attributable to Concur:
Diluted net income per share attributable to Concur	0.12	0.04	0.02	0.06
Add back:
Share-based compensation	0.31	0.11	0.69	0.44
Amortization of intangibles	0.09	0.05	0.24	0.12
Acquisition and other related costs	0.01	0.02	0.02	0.07
Revaluation of contingent consideration	(0.06)	0.05	(0.12)	0.03
Contingent consideration (included in compensation expense)	(0.04)	0.06	—	0.10
Loss from equity method investments	0.02	—	0.04	—
Accretion of note discount	0.05	0.05	0.14	0.14
Income tax benefit	(0.16)	(0.09)	(0.04)	(0.13)

Non-GAAP pretax diluted income per share attributable to Concur	$0.34	$0.29	$0.99	$0.83

Shares used in calculation of GAAP and non-GAAP income per share attributable to Concur:
GAAP basic shares	54,778	53,936	54,465	53,278
GAAP diluted shares	57,500	55,758	56,631	55,354
Adjustment for senior convertible notes hedge	(767)	—	(214)	—

Non-GAAP diluted shares	56,733	55,758	56,417	55,354

Concur Technologies, Inc.

Reconciliation of GAAP Operating Expense to Non-GAAP Operating Expense

(in thousands, except per share and margin data)

(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2012	2011	2012	2011
Non-GAAP operating expense:
Cost of operations	$29,846	$25,011	$86,371	$69,344
Sales and marketing	38,666	30,576	107,938	84,059
Systems development and programming	9,878	6,935	27,404	20,794
General and administrative	13,399	9,240	38,560	29,461

Total	$91,789	$71,762	$260,273	$203,658

Non-GAAP operating margin *	18.9%	19.8%	19.2%	19.9%
Non-GAAP pretax diluted income per share attributable to Concur *	$0.34	$0.29	$0.99	$0.83

	Three Months Ended June 30,		Nine Months Ended June 30,
	2012	2011	2012	2011
Cost of operations	$32,033	$25,651	$91,288	$71,333
Less:
Share-based compensation	2,161	621	4,839	1,955
Acquisition and other related costs	—	3	6	3
Noncontrolling interest joint venture	26	16	72	31

Non-GAAP cost of operations	$29,846	$25,011	$86,371	$69,344

Sales and marketing	$45,217	$36,694	$127,440	$102,475
Less:
Share-based compensation	8,321	3,046	19,248	13,582
Contingent consideration (included in compensation expense)	(1,831)	3,034	101	4,793
Acquisition and other related costs	—	38	25	38
Noncontrolling interest joint venture	61	—	128	3

Non-GAAP sales and marketing	$38,666	$30,576	$107,938	$84,059

System development and programming	$11,713	$8,352	$31,460	$25,582
Less:
Share-based compensation	2,019	1,091	4,013	4,267
Contingent consideration (included in compensation expense)	(194)	322	11	509
Acquisition and other related costs	—	4	5	4
Noncontrolling interest joint venture	10	—	27	8

Non-GAAP systems development and programming	$9,878	$6,935	$27,404	$20,794

General and administrative	$18,767	$11,579	$50,511	$38,176
Less:
Share-based compensation	5,027	1,393	10,974	5,050
Acquisition and other related costs	289	923	846	3,636
Noncontrolling interest joint venture	52	23	131	29

Non-GAAP general and administrative	$13,399	$9,240	$38,560	$29,461

*	Please refer to the reconciled GAAP metrics to Non-GAAP on previous page.

CONCUR TECHNOLOGIES, INC.

About Concur’s Non-GAAP Financial Measures

This release contains non-GAAP financial measures. The tables above reconcile the non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with accounting principles generally accepted in the United States (“GAAP”).

Non-GAAP financial measures should not be considered as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. Concur’s non-GAAP financial measures do not reflect a comprehensive system of accounting, and they differ from GAAP measures with similar names and from non-GAAP financial measures with the same or similar names that are used by other companies. We strongly urge investors and potential investors in our securities to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures that are included in this release, and our consolidated financial statements, including the notes thereto, and the other financial information contained in our periodic filings with the Securities and Exchange Commission and not to rely on any single financial measure to evaluate our business.

Concur’s management believes that its non-GAAP financial measures provide useful information to investors because it allows investors to view the business through the eyes of management. Further, Concur believes that its non-GAAP financial measures provide meaningful supplemental information regarding Concur’s operating results because they exclude amounts that Concur excludes as part of its monitoring of operating results and assessing the performance of the business. In addition, Concur believes that its non-GAAP financial measures facilitate the comparison of results for current periods and the business outlook for future periods with results of past periods because the measures provide a special focus on the underlying operating performance of the business relative to expectations.

Concur presents the following non-GAAP financial measures in this release: non-GAAP operating income, non-GAAP operating margin, non-GAAP operating expense, non-GAAP pre-tax income, non-GAAP cost of operations, non-GAAP sales and marketing expenses, non-GAAP systems development and programming expenses, non-GAAP general and administrative expenses, non-GAAP diluted shares, and non-GAAP diluted pre-tax income per share. Concur excludes the following items as noted from these non-GAAP financial measures:

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Share-based compensation. Concur’s non-GAAP financial measures exclude share-based compensation, which consist of expenses for restricted stock units (“RSU”). Concur excludes these expenses from its non-GAAP financial measures primarily because they are non-cash expenses that it does not consider part of ongoing operating results when assessing the performance of our business, and the exclusion of these expenses facilitates the comparison of results and business outlook for future periods with results for prior periods.

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Amortization of intangible assets. In accordance with GAAP, operating expenses include amortization of acquired intangible assets such as customer relationships and technology. Concur excludes these items from its non-GAAP financial measures because they are typically static expenses that Concur does not consider part of ongoing operating results when assessing the performance of our business, and Concur believes that doing so facilitates comparisons to its historical operating results and to the results of other companies in our industry, which have their own unique acquisition histories.

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Acquisition and other related costs. We have excluded the effect of acquisition and other related costs from our non-GAAP financial measures. We incurred such expenses in connection with our acquisitions which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. We also believe it is useful for investors to understand the effects of these items on our operations. Acquisition and other related costs include transaction fees, due diligence costs, travel expenses, and other one-time direct costs associated with strategic activity in which we may deploy capital.

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Revaluation of contingent consideration. The authoritative guidance on business combinations requires contingent consideration to be recorded at fair value on the acquisition date. The authoritative guidance also requires that changes in the fair value of the contingent consideration subsequent to the acquisition date be recorded in our statements of income. Under the prior authoritative guidance, contingent consideration would have been included as a component of deal consideration based on the actual amount paid, if any, when the contingency was resolved. Concur’s non-GAAP financial measures exclude the revaluation of contingent consideration, which is the change in fair value of the liability-classified acquisition-related contingent consideration. Concur excludes the unrealized gains or losses from the re-measurement of the contingent consideration from its non-GAAP financial measures in order to facilitate the comparison of post-acquisition operating results. We believe it is useful for investors to understand the effects of these items on our operations.

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Contingent consideration (included in compensation expense). Concur’s non-GAAP financial measures exclude contingent consideration included in compensation expense which relates to the potential cash payment to certain TripIt employees whose right to receive such payment is forfeited if they terminate their employment. The contingent cash payment that these employees are entitled to receive is part of the consideration that all TripIt shareholders received from Concur in exchange for their TripIt shares. As receipt of the contingent payment is subject to continued employment, GAAP requires that it be accounted for as compensation expense and such expense is also subject to revaluation similar to the item above “revaluation of contingent consideration”. Concur excludes this item from its non-GAAP financial measures primarily because it is a component of the deal consideration that it does not consider part of ongoing operating results when assessing the performance of our business, and the exclusion of these expenses facilitates the comparison of post-acquisition operating results.

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Noncontrolling interest joint venture. Noncontrolling interest joint venture includes income or loss from operations due to our joint venture partner and is excluded from the calculation of non-GAAP operating income because it is unrelated to our ownership in the venture.

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Loss from equity investments. For investments under the equity method, Concur recognizes its share of the earnings or losses of an investee and adjusts the carrying amount of an investment for its share of the earnings or losses of the investee, including adjustments to recognize certain differences between our carrying value and our equity in net assets, after the date of investments. Concur’s non-GAAP financial measures excluded the earnings or losses from GAAP income because it is unrelated to our ongoing operations and is significantly impacted by factors outside our direct control.

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Accretion of note discount. In accordance with GAAP, interest expense on the senior convertible notes includes the accretion of the discount, which is a non-cash expense that Concur does not consider part of ongoing operating results when assessing the performance of our business.

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Income tax expense (benefit). Concur excludes this expense from certain non-GAAP financial measures primarily because it is largely a non-cash expense that Concur does not consider a meaningful component of our operating results when assessing the performance of our business, and the exclusion of this expense (benefit) facilitates the comparison of our business outlook for future periods with results for prior periods.

Further, for calculating non-GAAP pre-tax income per share:

•	Pre-tax income is adjusted for the impact of the non-GAAP adjustments described above.

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Non-GAAP diluted shares are adjusted to include the anti-dilutive impact of options to purchase shares of our own stock that reduce the potential economic dilution upon conversion of our senior convertible notes. Under GAAP, the anti-dilutive impact of such call options (“Senior Convertible Notes Hedge”) is not reflected in diluted shares. Concur has included the anti-dilutive impact of the Senior Convertible Notes Hedge in non-GAAP diluted shares because we believe it is useful for investors to understand their economic effects.

•	The dilutive effect of all unvested share-based awards are included in the calculation of non-GAAP pre-tax income per share.

Except as noted below, Concur believes that all of the following considerations apply equally to each of the non-GAAP financial measures that we present:

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Concur’s management uses non-GAAP operating income (including the derived non-GAAP operating margin), non-GAAP operating expense, non-GAAP pre-tax income and non-GAAP diluted pre-tax income per share in internal reports used by management in monitoring and making decisions regarding Concur’s business. For example, these measures are used in monthly financial reports prepared for management, and in quarterly reports to Concur’s Board of Directors. Concur also uses non-GAAP pre-tax diluted income per share as a measure to determine executive cash incentive compensation.

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Because share-based compensation, amortization of intangible assets, accretion of discount on senior convertible notes and income tax expense (benefit) are largely non-cash in nature, Concur believes that non-GAAP operating income, non-GAAP operating expense, non-GAAP diluted shares, non-GAAP pre-tax income and non-GAAP diluted pre-tax income per share provide a more focused view of the operations of its business. In particular, share-based compensation amounts are difficult to forecast because the magnitude of the charges depends upon the volume and timing of RSU grants. Excluding these amounts improves comparability of the performance of the business across periods.

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The principal limitation of Concur’s non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded. In addition, non-GAAP financial measures are subject to inherent limitations because they reflect the exercise of judgments by management about which charges are excluded from the non-GAAP financial measures.

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To mitigate this limitation, Concur presents its non-GAAP financial measures in connection with its GAAP results, and recommends that investors do not give undue weight to its non-GAAP financial measures.

About Concur

Concur® is a leading provider of integrated travel and expense management solutions for companies of all sizes. Concur’s easy-to-use web-based and mobile solutions help companies and their employees control costs and save time. Learn more at www.concur.com.

CONTACT: Investors, John Torrey, Concur, +1-425-497-5986, john.torrey@concur.com; or Press, Kristin Prigmore, Weber Shandwick for Concur, +1-206-576-5551, kprigmore@webershandwick.com